US00D727006S

# (12) United States Design Patent
Sashen

(10) Patent No.: US D727,006 S
(45) Date of Patent: ** Apr. 21, 2015

(54) **SANDAL SOLE**

(76) Inventor: **Steven Sashen**, Boulder, CO (US)

(**) Term: **14 Years**

(21) Appl. No.: **29/418,552**

(22) Filed: **Apr. 18, 2012**

(51) **LOC (10) Cl.** .......... **02-04**

(52) **U.S. Cl.**
USPC .......... **D2/960**; D2/951; D2/957

(58) **Field of Classification Search**
USPC .......... D2/902, 906, 908, 916, 918, 925, D2/946–962, 977; 36/3 B, 22 R, 24.5, 25 R, 36/28, 32 R, 34 R, 59 C, 67 A, 103
See application file for complete search history.

(56) **References Cited**

U.S. PATENT DOCUMENTS

| | | | | |
|---|---|---|---|---|
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| 2,722,756 | A * | 11/1955 | Ecclesine | 36/59 C |
| D180,205 | S * | 4/1957 | Stern | D2/916 |
| 3,490,155 | A * | 1/1970 | Herunter | 36/103 |
| D234,014 | S * | 12/1974 | Traver | D2/959 |
| D316,476 | S * | 4/1991 | Brinker | D2/959 |
| D319,919 | S * | 9/1991 | Niarhos | D2/961 |
| 6,158,150 | A * | 12/2000 | Morris et al. | 36/115 |
| D462,159 | S * | 9/2002 | Covatch | D2/960 |
| D475,511 | S * | 6/2003 | Reynolds | D2/953 |
| D480,202 | S * | 10/2003 | Schroeder et al. | D2/947 |
| D501,708 | S * | 2/2005 | Andrews-Kramer | D2/960 |
| D504,205 | S * | 4/2005 | Andrews-Kramer | D2/960 |
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| D506,305 | S * | 6/2005 | Link | D2/960 |
| D528,751 | S * | 9/2006 | Pawlus | D2/953 |
| D550,940 | S * | 9/2007 | Edwards | D2/960 |
| 7,322,131 | B2 * | 1/2008 | Yamashita et al. | 36/59 R |
| D563,087 | S * | 3/2008 | Nakano et al. | D2/957 |
| 7,392,604 | B2 * | 7/2008 | Greene et al. | 36/97 |
| D574,584 | S * | 8/2008 | Earle | D2/957 |
| D619,345 | S * | 7/2010 | Favreau et al. | D2/957 |
| D671,718 | S * | 12/2012 | McVicker et al. | D2/908 |
| 8,322,050 | B2 * | 12/2012 | Lubart | 36/59 R |
| D680,727 | S * | 4/2013 | Smith et al. | D2/960 |
| D691,360 | S * | 10/2013 | Della Valle et al. | D2/953 |
| D693,548 | S * | 11/2013 | Yudelowitz | D2/951 |
| D695,506 | S * | 12/2013 | Faux et al. | D2/961 |
| 8,621,767 | B2 * | 1/2014 | Vestuti et al. | 36/28 |
| D699,423 | S * | 2/2014 | Della Valle et al. | D2/953 |
| D706,524 | S * | 6/2014 | Smith et al. | D2/960 |
| 2009/0188132 | A1 * | 7/2009 | Fujikawa et al. | 36/103 |
| 2010/0281711 | A1 * | 11/2010 | Vestuti et al. | 36/28 |
| 2012/0110876 | A1 * | 5/2012 | Lubart | 36/59 |
| 2013/3122922 | * | 11/2013 | Yudelowitz | 36/25 R |
| 2014/0150297 | A1 * | 6/2014 | Holmes et al. | 36/103 |

* cited by examiner

*Primary Examiner* — T. Chase Nelson
(74) *Attorney, Agent, or Firm* — J. Todd Rushton

(57) **CLAIM**

The ornamental design for a sandal sole, as shown and described.

**DESCRIPTION**

FIG. **1** a top view of a sandal sole,
FIG. **2** is a bottom view of a sandal sole; and,
FIG. **3** is a right side profile view of a sandal sole.
The broken lines depict portions of the sandal sole that form no part of the claimed design.

**1 Claim, 3 Drawing Sheets**







Fig. 1



Fig. 2



Fig. 3